As filed with the Securities and Exchange Commission on April 11, 2011
Registration No. 333-171735

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRESTWOOD MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	56-2639586
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3150
Houston, Texas 77002
(832) 519-2200
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

Kelly Jameson
Crestwood Midstream Partners LP
717 Texas Avenue, Suite 3150
Houston, Texas 77002
(832) 519-2200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David F. Taylor
Locke Lord Bissell & Liddell LLP
600 Travis Street, Suite 2800
Houston, TX 77002
Telephone: (713) 226-1200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective, as determined by market conditions and other factors

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), is filing this Amendment No. 2 (this “Amendment”) for the sole purpose of filing Exhibit 8.1, Exhibit 23.1(b) and Exhibit 23.3 and to update Exhibit 23.2 to the Registration Statement. No change is made to the prospectus constituting Part I of the Registration Statement or to Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement because there are no changes to the previously filed Part I prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee	$58,050
FINRA filing fees	$50,500
Legal fees and expenses	$50,000
Accounting fees and expenses	$12,000
Printing and engraving expenses	$20,000
Trustee’s fees and expenses	$10,000
Miscellaneous	$20,000

Total	$220,550

Item 15.	Indemnification of Directors and Officers

The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

We have entered into indemnification agreements with the officers and directors of our general partner. Additionally, the directors and officers of our general partner will be covered by the indemnification provisions of Crestwood Holdings Partners, LLC’s directors’ and officers’ insurance policy.

Item 16.	Exhibits

(a) Exhibits.  See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c) Reports, Opinions, and Appraisals

The following reports, opinions, and appraisals are included herein: None.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 11, 2011.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP LLC its General Partner

By:	/s/ William G. Manias
Name:     William G. Manias

Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert G. Phillips Robert G. Phillips	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	April 11, 2011

/s/ William G. Manias William G. Manias	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2011

/s/ S. Eric Guy S. Eric Guy	Vice President and Controller (Principal Accounting Officer)	April 11, 2011

* Alvin Bledsoe	Director	April 11, 2011

* Thomas F. Darden	Director	April 11, 2011

* Timothy H. Day	Director	April 11, 2011

* Michael G. France	Director	April 11, 2011

* Philip D. Gettig	Director	April 11, 2011

* Joel C. Lambert	Director	April 11, 2011

Signature		Title	Date

* J. Hardy Murchison		Director	April 11, 2011

* John W. Somerhalder II		Director	April 11, 2011

*By:	/s/ Robert G. Phillips Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement

3.1		Certificate of Amendment to the Certificate of Limited Partnership of Quicksilver Gas Services LP (filed as Exhibit 3.1 to the Company’s Form 8-K filed October 7, 2010 and incorporated herein by reference)

3.2		Certificate of Limited Partnership of Quicksilver Gas Services LP (filed as Exhibit 3.1 to the Company’s Form S-1, File No. 33-140599, filed February 12, 2007 and incorporated herein by reference)

3.3		First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP (filed as Exhibit 3.2 to the Company’s Form 10-Q for the quarter ended September 30, 2010 and incorporated herein by reference)

3.4		Second Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP, dated February 19, 2008 (filed as Exhibit 3.1 to the Company’s Form 8-K filed February 22, 2008 and incorporated herein by reference)

3.5		Certificate of Amendment to the Certificate of Limited Partnership of Quicksilver Gas Services LP (filed as Exhibit 3.3 to the Company’s Form 10-Q for the quarter ended September 30, 2010 and incorporated herein by reference)

3.6		Certificate of Amendment to the Certificate of Formation of Quicksilver Gas Services GP LLC (filed as Exhibit 3.3 to the Company’s Form S-1, File No. 333-140599, filed February 12, 2007 and incorporated herein by reference)

3.7		Certificate of Formation of Quicksilver Gas Services GP LLC (filed as Exhibit 3.3 to the Company’s Form S-1, File No. 333-140599, filed February 12, 2007 and incorporated herein by reference)

3.8		First Amendment to the First Amended and Restated Limited Liability Company Agreement of Quicksilver Gas Services GP LLC, dated July 24, 2007 (filed as Exhibit 3.4 to the Company’s Form 10-Q for the quarter ended September 30, 2010 and incorporated herein by reference)

3.9		First Amended and Restated Limited Liability Company Agreement of Quicksilver Gas Services GP LLC, dated July 24, 2007 (filed as Exhibit 3.4 to the Company’s Form S-1/A, File No. 333-140599, filed July 25, 2007 and incorporated herein by reference)

3.10		Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP dated as of April 1, 2011 (filed as Exhibit 3.1 to the Company’s Form 8-K filed April 5, 2011 and incorporated herein by reference)

4	.1***	Form of Common Unit Certificate

4	.2*	Form of Senior Unit Certificate

4.3		Indenture, dated as of August 28, 2009, between Quicksilver Gas Services LP and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.2 to the Company’s Form S-3, File No. 333-161680, filed September 14, 2009 and incorporated herein by reference)

4	.4*	Form of Senior Debt Securities

4	.5*	Form of Subordinated Debt Securities

4	.6*	Form of Warrant Agreement

4	.7*	Form of Warrant Certificate

4	.8*	Form of Purchase Contract Agreement

4	.9*	Form of Purchase Contract

4	.10*	Form of Unit Agreement

5	.1***	Opinion of Locke Lord Bissell & Liddell LLP as to the legality of the securities registered hereby

Exhibit
Number		Description

8	.1**	Opinion of Locke Lord Bissell & Liddell LLP as to tax matters

12	.1***	Statement Regarding Computation of Ratios of Earnings to Fixed Charges

23	.1(a)***	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1)

23	.1(b)**	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 8.1)

23	.2**	Consent of Deloitte & Touche LLP

23	.3**	Consent of Grant Thornton LLP

24	.1***	Power of Attorney (contained on signature page to the Registration Statement)

25	.1***	Statement of Eligibility of Trustee on Form T-1

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K.

**	Filed herewith.

***	Previously filed.